Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the balance sheet as of June 30, 2014 of Columbia Pipeline Partners LP dated September 26, 2014 appearing in the Prospectus, which is part of Registration Statement No. 333-198990 on Form S-1.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 11, 2015